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                                                                   EXHIBIT 10.11

                          REVISED EMPLOYMENT AGREEMENT

         THIS REVISED EMPLOYMENT AGREEMENT (this "Agreement"), dated as of November 16, 1999, is between Array BioPharma Inc., a Delaware corporation (the "Company"), and Robert E. Conway ("Employee").

         In consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         1. Employment. The Company hereby employs Employee and Employee hereby agrees to be employed by the Company for the period and upon the terms and conditions hereinafter set forth. Employee's employment shall begin on November 15, 1999.

         2. Capacity and Duties. Employee shall initially be employed by the Company as Chief Executive Officer, or in such other executive capacity as the officers or directors of the Company shall determine. Employee shall also be appointed to the Company's Board of Directors, subject to re-election by the Company's shareholders. During his employment Employee shall perform the duties and bear the responsibilities commensurate with his position and shall serve the Company faithfully and to the best of his ability, under the direction of the board of directors and the duly elected officers of the Company. Employee shall devote his entire working time, attention and energies to the business of the Company. His actions shall at all times be such that they do not discredit the Company or its products and services. Employee shall not engage in any other business activity or activities that, in the judgment of the board of directors, may conflict with the proper performance of Employee's duties hereunder. In general, personal investments in which Employee owns less than 5% of the outstanding capital of a particular enterprise and that do not involve any significant services by Employee shall not be deemed to conflict with the proper performance of Employee's duties. The Company agrees that Employee's continued service as a Director of DEMCO, Inc. does not currently conflict with Employee's performance of his duties hereunder.

         3. Compensation.

                  (a) For all services rendered by Employee the Company shall pay Employee during the term of this Agreement an annual salary as set forth herein, payable semimonthly in arrears. Employee's initial annual salary shall be $225,000. Employee shall receive a cash bonus of $60,000 on January 3, 2000. During the term of this Agreement, the amount of Employee's salary shall be reviewed at periodic intervals and, upon agreement of the parties hereto, appropriate adjustments in such salary may be made on an annual or more frequent basis, as determined by, and at the discretion of the Company.

                  (b) Upon inception of employment, Employee shall receive an award of options to purchase 373,333 shares of the Company's common stock (the "Initial Options"). The Initial Options shall be governed by the option certificate, and the Company's 1998 Stock Option Plan, as amended. The option certificate shall provide that the Initial Options shall become exercisable upon vesting, according to the following vesting schedule: 133,333 of the shares represented by the Initial Options shall vest on December 31, 1999; 55,000 of the remaining shares represented by the Initial Options shall vest on the one year anniversary of Employee's continuous employment with the Company; 5,000 of the remaining shares shall vest after each additional month of continuous full time employment thereafter through October 15, 2003; and the final 10,000 shares shall vest after one additional month of continuous


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employment, on November 15, 2003. The exercise price of the Initial Options shall be $0.60 per share, which the Company believes is greater than or equal to the fair market value of the Company's common stock at the time of grant, November 15, 1999. In the event of termination of employment, any vested but unexercised Initial Options shall terminate, unless exercised by Employee in accordance with the time limits provided by the Stock Option Plan, and any unvested Initial Options shall also terminate unless such vesting is accelerated under this Agreement.

                  (c) Upon inception of employment, Employee shall receive an award of options to purchase 426,667 shares of the Company's common stock (the "Performance Options"), the vesting of which options shall be conditional upon Employee satisfying certain performance criteria to be established under a management bonus plan (the "Management Bonus Plan"), which Employee shall develop and recommend to the Board of Directors of the Company for each fiscal year, beginning in fiscal year 2000, and which shall apply to Employee and other members of the Company's senior management. The performance criteria under the Management Bonus Plan shall include such items as performance of the Company to its fiscal year plan and budget; new business and customer development by the Company; and operational efficiency of the Company. The Performance Options shall be governed by an option certificate, and the Company's 1998 Stock Option Plan, as amended. The option certificate shall provide that the Performance Options shall become exercisable upon vesting, according to the following schedule: the Performance Options shall vest in four increments of up to 106,667 shares each, conditioned on the achievement by Employee of the performance criteria in the Management Bonus Plan, not later than 60 days from receipt by the Board of Directors of the Company's audited financial statements for each of the next four fiscal years during the term of this Agreement. Based on Employee's performance under the Management Bonus Plan, some or all of the Performance Options for a particular year may not vest, in which event the unvested Performance Options for such year shall terminate. In the event of any acceleration of unvested options granted to Employee pursuant to this Agreement, any such terminated Performance Options shall remain cancelled and unexercisable. The exercise price of the Performance Options shall be $0.60 per share, which the Company believes is greater than or equal to the fair market value of the Company's common stock at the time of grant, November 15, 1999. In the event of termination of employment, any vested but unexercised Performance Options shall terminate, unless exercised by Employee in accordance with the time limits provided by the Stock Option Plan, and any unvested Performance Options shall also terminate unless such vesting is accelerated under this Agreement.

                  (d) Employee shall also be eligible for a cash performance bonus for each fiscal year beginning in fiscal year 2001, or portion thereof, that Employee is employed by the Company (the "Performance Bonus"). The Performance Bonus shall be based on Employee's base salary and the achievement of performance criteria to be established under the Management Bonus Plan. It shall be a condition to Employee's receipt of a Performance Bonus in any given year that Employee achieves certain minimum performance criteria to be established under the Management Bonus Plan. It is anticipated that the Performance Bonus for any particular year will range between 25% and 75% of Employee's base salary; provided that the minimum performance criteria are achieved. It is the intent of the parties that the performance criteria include the Company's achievement of a net profit for each fiscal year, and that the failure to achieve this criterion in any given year may require that the Performance Bonus for that year, if any, be paid in equity in lieu of cash. The Performance Bonus shall be payable to Employee upon achievement of the minimum performance criteria and not later than 60 days from receipt by the Board of Directors of the Company's audited financial statements for that fiscal year.

                  (e) In addition to salary payments as provided in Section 3(a), the Company shall provide Employee, during the term of this Agreement, with the benefits of such medical insurance


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plans, hospitalization plans and other employee fringe benefit plans as shall be generally provided to employees of the Company and for which Employee may be eligible under the terms and conditions thereof. Nothing herein contained shall require the Company to adopt or maintain any such employee benefit plans.

                  (e) During the term of this Agreement, except as otherwise provided in Section 5(b), Employee shall be entitled to sick leave and annual vacation consistent with the Company's customary sick leave and vacation policies.

                  (f) During the term of this Agreement the Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with the business of the Company and in the performance of his duties under this Agreement upon presentation to the Company of an itemized accounting of such expenses with reasonable supporting data. The Company shall reimburse Employee for his and his family's expenses in moving from Cincinnati to Boulder, which expenses shall include but not be limited to: real estate fees and commissions, moving costs for personal property, closing costs, travel costs to and from Boulder for commuting and househunting, and temporary housing, in an amount not to exceed $80,000.

         4. Term. Unless sooner terminated in accordance with Section 5, the initial term of this Agreement shall be for two years from the date hereof, and thereafter shall continue for one year terms from year to year unless and until either party shall give notice to the other at least 60 days prior to the end of the initial or then current renewal term of his or its intention to terminate at the end of such term. The provisions of Sections 6, 7, 8 and 10 shall remain in full force and effect for the time periods specified in such Sections notwithstanding the termination of this Agreement.

         5. Termination/Severance.

                  (a) If Employee dies during the term of this Agreement, i) the Company shall pay his estate the compensation that would otherwise be payable to him for the month in which his death occurs; ii) this Agreement shall be considered terminated on the last day of such month; and iii) the Company shall cause any issued but unvested Initial Options granted to Employee to immediately vest.

                  (b) If during the term of this Agreement Employee is prevented from performing his duties by reason of illness or incapacity for a continuous period of 120 days the Company may terminate this Agreement upon 30 days' prior notice thereof to Employee or his duly appointed legal representative. For the purposes of this Section 5(b), a period of illness or incapacity shall be deemed "continuous" notwithstanding Employee's performance of his duties during such period for continuous periods of less than 15 days in duration.

                  (c) The Company may terminate this Agreement at any time, upon 10 days' prior notice, for Employee's intentional misconduct (including willful failure to perform his duties, fraud, criminal misconduct) or for gross negligence in the performance of his duties, or for a material breach of any obligation created by this Agreement (including the non-compete and confidentiality agreements incorporated by reference in Sections 6 and 7 below.

                  (d) The Company or Employee may terminate this Agreement at any time for any or no reason upon at least 30 days' notice to the other. In the event that Employee is removed from his position as Chief Executive Officer of the Company, Employee may elect to treat such event, by notice of termination within 30 days of its occurrence, as a termination by the Company pursuant to 5(d).


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                  (e) If this Agreement is terminated by the Company pursuant to
5(b) or 5(d), then i) the Company shall pay as severance to Employee one years' current base salary, in equal monthly installments, subject to all applicable deductions and withholdings; and ii) the Company shall, within 60 days from receipt of the audited financial statements for that fiscal year, pay to Employee any Performance Bonus and cause to vest any Performance Options for which Employee would be eligible for that year, pro-rated based on the date of Employee's termination. Any severance payment obligation pursuant to termination under 5(b) shall be offset by any disability insurance payments to Employee under any Company-provided insurance plan. As a condition to receiving any severance payments under this paragraph, Employee shall execute a release reasonably acceptable to the Company, and shall comply with his obligations under the confidentiality and non-compete agreements with the Company incorporated by reference in Sections 6 and 7 of this Agreement.

                  (f) In the event of a consolidation or merger involving the Company in which the Company is not the surviving entity or any transaction in which more than 50% of the Company's voting power is transferred or more than 50% of the Company's assets are sold, or an initial public offering of the Company's stock, the vesting of 75% of the Initial and Performance Options granted hereunder to Employee shall be accelerated to occur immediately upon such event, and any remaining unvested Initial and Performance Options granted hereunder shall vest simultaneously one year from such event.

                  (g) If Employee gives notice of termination pursuant to 5(d), the Company may, at its option, terminate Employee immediately upon payment to Employee of 30 days salary or salary for the remainder of the notice period, whichever is less, subject to all applicable deductions and withholdings. A termination initiated by Employee pursuant to 5(d) shall cause no acceleration of vesting of Initial or Performance Options, shall cause Employee to forfeit his eligibility for a Performance Bonus or further vesting of Performance Options for that year, and shall create no severance obligation under 5(e).

         6. Confidential Information. This Agreement incorporates by reference all the terms of that certain Confidential Information Agreement between Employee and the Company, as if fully set forth herein.

         7. Covenants Not to Compete or Interfere. This Agreement incorporates all the terms of that certain Noncompete Agreement between Employee and the Company, as if fully set forth herein.

         8. Waiver of Breach. A waiver by the Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

         9. Severability. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this Section in the particular jurisdiction in which such adjudication is made.


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         10. Notices. All communications, requests, consents and other notices provided for in this Agreement shall be in writing and shall be deemed given if mailed by first class mail, postage prepaid, addressed as follows: i) If to the
Company: to its principal office at 1885 33rd Street, Building AC-1, Boulder, Colorado 80301-2505; ii) If to Employee: to 1885 33rd Street, Building AC-1, Boulder, Colorado 80301-2505; or such other address as either party may hereafter designate by notice as herein provided. Notwithstanding the foregoing provisions of this Section 10, so long as Employee is employed by the Company any such communication, request, consent or other notice shall be deemed given if delivered as follows: if to the Company, by hand delivery to any executive officer of the Company other than Employee, and if to Employee, by hand delivery to him.

         11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado without regard to choice of law provisions thereof, and the parties each agree to exclusive jurisdiction in the state and federal courts in Colorado.

         12. Assignment. The Company may assign its rights and obligations under this Agreement to any affiliate of the Company or to any acquirer of substantially all of the business of the Company, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against any such assignee. Neither this Agreement nor any rights or duties hereunder may be signed or delegated by Employee.

         13. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties and supersedes all prior understandings, agreements or representations by or between the parties, whether written or oral, which relate in any way to the subject matter hereof. Without limiting the foregoing, this Agreement shall supersede in its entirety that certain Employment Agreement between the Company and Employee dated effective as of November 16, 1999.

         14. Amendments. No provision of this Agreement shall be altered, amended, revoked or waived except by an instrument in writing signed by the party sought to be charged with such amendment, revocation or waiver.

         15. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

                          ***Signature Page Follows***


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         IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

                                        THE COMPANY:

                                        ARRAY BIOPHARMA INC.


                                        By: /s/
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        EMPLOYEE:


                                        /s/ ROBERT E. CONWAY
                                        ----------------------------------------
                                        Robert E. Conway



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